                                                                   EXHIBIT 10.20

                  NOTIFICATION AMENDING LICENSE NO. 98 04 0657

                          FOR VOICE-TELEPHONE SERVICES

            ON THE BASIS OF SELF-OPERATED TELECOMMUNICATION NETWORKS

                                (LICENSE CLASS 4)

The license No 98 04 0657 granted on March 8, 1999 on the basis of Section 6 sub-section 1 no. 2 in connection with Section 8 sub-section 1 to 3 of the Telecommunication Act (Telekommunikationsgesetz = ,,TKG") of July 25, 1996 (Federal Law Gazette I, p. 1120) to the company


                                CORPORATE COUNSEL
                                 COMPLETEL GMBH
                           HANS-STIESSBERGER-STR. 2 B
                             85540 HAAR BEI MUNCHEN
                                   (LICENSEE)


including the notifications of amendments

98 04 0657A        98 04 0657B            98 04 0657C          98 04 0657D

is consolidated with the licenses (including notifications of amendment)

98 04 1515          98 04 1516             98 04 1517          98 04 1518       98 04 1519
98 04 1519A         98 04 1547             98 04 1548          98 04 1549       98 04 1550
98 04 1551          98 04 1552             98 04 1553          98 04 1554       98 04 1555
98 04 1556          98 04 1557             98 04 1558          98 04 1559       98 04 1560
98 04 1561          98 04 1562             98 04 1563          98 04 1564       98 04 1565
98 04 1566          98 04 1567             98 04 1568          98 04 1569       98 04 1570
98 04 1571          98 04 1572             98 04 1573          98 04 1574       98 04 1575

and extended to the territory of the


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FEDERAL REPUBLIC OF GERMANY

The provisions of the license no. 98 04 0657 and the notifications of amendment 98 04 0657A, 98 04 0657B, 98 04 0657C, 98 04 0657D will continue to be in force to the extent they have not been modified or supplemented by this amendment notification.

Pursuant to Section 16 sub-section 1 sentence 1 TKG, the amendment notification concerning the above license is subject to fee. The fee will be stipulated in a seperate notification on the basis of the Telecommunication Licence Fee Ordinance issued pursuant to Section 16 sub-section 1 sentence 2 TKG on July 28, 1997 (Federal Law Gazette I, p. 1936).

This license amendment is registered under no. 98 04 0657E.

The licenses

98 04 1515          98 04 1516             98 04 1517          98 04 1518       98 04 1519
98 04 1547          98 04 1548             98 04 1549          98 04 1550       98 04 1551
98 04 1552          98 04 1553             98 04 1554          98 04 1555       98 04 1556
98 04 1557          98 04 1558             98 04 1559          98 04 1560       9804 1561
98 04 1562          98 04 1563             98 04 1564          98 04 1565       98 04 1566
98 04 1567          98 04 1568             98 04 1569          98 04 1570       98 04 1571
98 04 1572          98 04 1573             98 04 1574          98 04 1575

and the notification of amendment

         98 04 1519A
are declared void


                     INSTRUCTIONS ABOUT THE RIGHT TO APPEAL

Within one month of announcing this notification, legal proceedings may be instituted, in writing or to be recorded by the court division's registrar, at the Verwaltungsgericht Koln, Appellhofplatz, 50667 Koln (the Administrative Court of Cologne). The legal brief must state the plaintiff, the defendant and the subject of the complaint. It must contain a definite motion. The facts and evidence serving as substantiation must be stated. The


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legal brief and its exhibits must be accompanied by as many copies as are needed to give each participant one copy. The legal action has no suspensive effect.

Regulierungsbehorde fur
Telekommunikation und Post                           Mainz, July 16, 1999

Signed and stamped: Zufall